As filed with the Securities and Exchange Commission on February 28, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________________________________________
Form S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
________________________________________________________________________________

Pacific Biosciences of California, Inc.
(Exact name of registrant as specified in its charter)
________________________________________________________________________________

Delaware	16-1590339
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1305 O’Brien Drive Menlo Park, CA 94025
(Address of principal executive offices)

Pacific Biosciences of California, Inc. 2010 Employee Stock Purchase Plan
(Full title of the plan)
Christian O. Henry
Chief Executive Officer and President
1305 O’Brien Drive
Menlo Park, CA 94025
(Name and address of agent for service)

(650) 521-8000
(Telephone number, including area code, of agent for service)

Copies to:
Andrew D. Hoffman
Zachary B. Myers
Wilson Sonsini Goodrich & Rosati, P.C.
650 Page Mill Road
Palo Alto, CA 94304
(650) 493-9300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement is being filed for the purpose of registering an additional 4,000,000 shares of common stock that were reserved for issuance under the Company’s 2010 Employee Stock Purchase Plan (the “2010 ESPP”). The Registrant previously filed with the Securities and Exchange Commission (the “Commission”) registration statements on Form S-8 on October 29, 2010 (SEC File No. 333-170211), March 1, 2012 (SEC File No. 333-179810), January 17, 2013 (SEC File No. 333-186065), January 21, 2014 (SEC File No. 333-193437), January 23, 2015 (SEC File No. 333-201678), January 28, 2016 (SEC File No. 333-209157), January 26, 2017 (SEC File No. 333-215746), January 25, 2018 (SEC File No. 333-222696), January 25, 2019 (SEC File No. 333-229368), January 24, 2020 (SEC File No. 333-236061), March 1, 2021 (SEC File No. 333-253669), February 28, 2022 (SEC File No. 333-263101), and February 28, 2023 (SEC File No. 333-270122) (the “Prior Registration Statements”) registering shares of Common Stock issuable under the 2010 ESPP. This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E of Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except for Items 3 and 8, which are being updated by this Registration Statement.

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

The documents containing the information specified in Item 1 and Item 2 of this Registration Statement on Form S-8 (the “Registration Statement”) will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Commission and the instructions to the Registration Statement, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.

Pacific Biosciences of California, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(1) The Registrant’s Annual Report on Form 10-K for its fiscal year ended December 31, 2023, filed with the Commission on February 28, 2024 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(2) All other reports filed with the Commission pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (1) above (other than the portions of these documents not deemed to be filed); and

(3) The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-34899) filed with the Commission on October 6, 2010, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.        Description of Securities.

Not applicable.

Item 5.        Interests of Named Experts and Counsel.

Not applicable.

Item 6.        Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.

The Registrant’s certificate of incorporation contains provisions that limit the liability of its directors for monetary damages to the fullest extent permitted by the Delaware General Corporation Law. Consequently, the Registrant’s directors will not be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•any breach of their duty of loyalty to us or our stockholders;

•any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•any transaction from which they derived an improper personal benefit.

Any amendment, repeal or elimination of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment, repeal or elimination. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of the Registrant’s directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

In addition, the Registrant’s bylaws provide that the Registrant will indemnify its directors and officers, and may indemnify its employees, agents and any other persons, to the fullest extent permitted by the Delaware General Corporation Law. The Registrant’s bylaws also provide that it must advance expenses incurred by a director or officer in advance of the final disposition of any threatened, pending or completed action, suit or proceeding, subject to limited exceptions.

Further, the Registrant has entered into indemnification agreements with each of its directors and executive officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements require the Registrant to, among other things, indemnify its directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also generally require the Registrant to advance all expenses reasonably and actually incurred by its directors and executive officers in investigating or defending any such action, suit or proceeding. The Registrant believes that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions in the Registrant’s certificate of incorporation, bylaws and indemnification agreements may discourage stockholders from bringing a lawsuit against its directors and officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against the Registrant’s directors and officers, even though an action, if successful, might benefit the Registrant and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that the Registrant pays the costs of settlement and damage awards against its directors and officers as required by these indemnification provisions.

The Registrant has obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to its directors and officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or officer, including claims relating to public securities matters, and to the Registrant with respect to payments that may be made by the Registrant to its directors and officers pursuant to the Registrant’s indemnification obligations or otherwise as a matter of law.

Item 7.        Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits
Exhibit Index

		Incorporated by reference herein
Exhibit Number	Description	Form	Exhibit No.	Filing Date
3.1	Amended and Restated Certificate of Incorporation of the Registrant	10-K	3.1	March 23, 2011
3.2	Third Amended and Restated Bylaws of the Registrant	8-K	3.1	November 7, 2022
4.1	Specimen Common Stock Certificate	S-1/A	4.1	October 1, 2010
4.2	Description of Registrant’s securities registered under Section 12 of the Exchange Act	10-K	4.2	February 28, 2020
4.3+	2010 Employee Stock Purchase Plan and forms of agreement thereunder	S-1	10.5	August 16, 2010
5.1*	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
23.1*	Consent of Independent Registered Public Accounting Firm
23.2*	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)
24.1*	Power of Attorney (contained on signature page hereto)
107*	Filing Fee Table
_____________________

+	Indicates management contract or compensatory plan, contract or arrangement.

*	Filed herewith.

Item 9.        Undertakings.

A. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on February 28, 2024.

PACIFIC BIOSCIENCES OF CALIFORNIA, INC.

By:	/s/ Susan G. Kim
Susan G. Kim
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Christian O. Henry, Susan G. Kim, Brett Atkins and Michele Farmer, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for each individual in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 of Pacific Biosciences of California, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or the individual’s substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this report has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christian O. Henry	Director, President and Chief Executive Officer (Principal Executive Officer)	February 28, 2024
Christian O. Henry

/s/ Susan G. Kim	Chief Financial Officer (Principal Financial Officer)	February 28, 2024
Susan G. Kim

/s/ Michele Farmer	Vice President and Chief Accounting Officer (Principal Accounting Officer)	February 28, 2024
Michele Farmer

/s/ John F. Milligan	Chairman of the Board of Directors	February 28, 2024
John F. Milligan

/s/ William W. Ericson	Director	February 28, 2024
William W. Ericson

/s/ Hannah A. Valantine	Director	February 28, 2024
Hannah A. Valantine

/s/ Randall S. Livingston	Director	February 28, 2024
Randall S. Livingston

/s/ Marshall L. Mohr	Director	February 28, 2024
Marshall L. Mohr

/s/ Kathy Ordoñez	Director	February 28, 2024
Kathy Ordoñez

/s/ Lucy Shapiro	Director	February 28, 2024
Lucy Shapiro

/s/ David Meline	Director	February 28, 2024
David Meline